UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2006 (May 11, 2006)

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2000 W. Sam Houston
Pkwy. S., Suite 1700
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 267-7600
Former Name or Former Address, if Changed Since Last Report:

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Compensation of Executive Officers. On May 11, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bristow Group Inc. (the “Company”) approved the Bristow Group Inc. Fiscal Year 2007 Annual Incentive Compensation Plan in which certain key employees of the Company including each of the named executive officers as defined in the Company’s Proxy Statement for its fiscal year 2006 annual meeting (the “Named Executive Officers”), of the Company are eligible to participate. The plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance Goals include Earnings per Share, Earnings before Interest Taxes and Depreciation (“EBITDA”), Return on Capital Employed (“ROCE”), a safety measure and a portion related to individual performance, all as defined in the Plan. The following are the participation levels expressed as a percentage of annual salary for each of the Named Executive Officers:

Name	Target Level	Maximum

William E. Chiles	75%	150%

Perry L. Elders	75%	150%

Richard D. Burman	50%	100%

Michael R. Suldo	50%	100%

Bill D. Donaldson	40%	80%

Mark B. Duncan	50%	100%
The foregoing description of the Plan is qualified in its entirety by the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Bristow Group Inc. Fiscal Year 2007 Annual Incentive Compensation Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 17, 2006

BRISTOW GROUP INC. (Registrant)
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Bristow Group Inc. Fiscal Year 2007 Annual Incentive Compensation Plan